SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2015

Alkame Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-175044	98-0661455
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3651 Lindell Road Suite D # 356 Las Vegas, Nevada	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 273-9714

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on April 21, 2014, Alkame Holdings, Inc., a Nevada corporation (the “Company”) entered into a Stock Purchase Definitive Agreement (the “Agreement”) with Xtreme Technologies, Inc., an Idaho corporation (“Xtreme”). Pursuant to the terms of the Agreement, the Company agreed to acquire all of the issued and outstanding capital stock of Xtreme in exchange for certain consideration as set forth in the Agreement.

Also as previously disclosed, on January 16, 2015, the parties to the Agreement entered into an amendment (the “Amendment”) that changes, among other things, the Closing Date to January 13, 2015.

On April 15, 2015, the parties to the Agreement entered into a second amendment (“Amendment No. 2”) that, among other things, extended the 120-day payment deadline to 240 days after the Closing Date, and such deadline will be automatically extended by additional increments of 30 days provided that payments from the Company’s funder (EROP) have been made to the Escrow Holder within no less than 60 days of the expiration of such 240-day time period, as extended;

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
2.2	Amendment No. 2, dated April 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 9, 2015	Alkame Holdings, Inc.

By: /s/ Robert Eakle
Robert Eakle
Chief Executive Officer

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